UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

INDEPENDENCE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54323

(Commission file number)

20-3866475

(I.R.S. Employer Identification No.)

219 Chemin Metaire Road, Youngsville, Louisiana 70592

(Address of principal executive offices)(Zip Code)

(337) 269-5933

(Company's telephone number, including area code)

3753 Pennridge Drive, St. Louisiana MO 63044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2015, the board of directors appointed Daniel J. Schreiber as the Company’s Chief Executive Officer and G. Darcy Klug as the Company’s Chief Financial Officer and Corporate Secretary, effective immediately. Concurrent with the appointment of Mr. Schreiber, Mr. Howard J. Taylor was removed from his position as the Company’s Chief Executive Officer.

Mr. Schreiber has been a director of the Company since March 31, 2014. Mr. Schreiber has been the Chief Executive Officer and President of Avior Capital, LLC (“Avior”) since 1997. Avior specializes in sourcing and structuring real estate and corporate finance transactions. He is responsible for oversight of Avior’s Investment Banking Unit. Mr. Schreiber began his career with Shearson Lehman where he was a Director Council Member.

Mr. Klug, is the founder and sole owner of Beechwood Properties, LLC. This company focuses on acquiring, renovating and leasing of select commercial and residential real estate. Mr. Klug is also the owner of several other investment companies including Beechwood Capital Corporation and RedHawk Capital, LLC. Between 2001 and May 2008, Mr. Klug was Executive Vice President (formerly Chief Financial Officer) of OMNI Energy Services Corp. (NASDAQ). From 1987 through May 2001, he was engaged in several private investments in the oilfield service, medical litigation support and manufacturing industries. Between 1983 and 1987, Mr. Klug held various positions with a private oil and gas fabrication company including the position of Chief Operating Officer and Chief Financial Officer. Prior to 1983, he held various positions with Galveston-Houston Company (NYSE), a manufacturer of oil and gas equipment and held the position of Chief Financial Officer of First Matagorda Corporation (NASDAQ), an oil and gas exploration company and affiliate of Galveston-Houston Company. Between 1973 and 1979, he was a member of the audit staff of Coopers & Lybrand (now PricewaterhouseCoopers). Mr. Klug is a 1973 accounting graduate of Louisiana State University and, in 1974, was admitted as a member of the Louisiana State Board of Certified Public Accountants, the Texas State Board of Certified Public Accountants and the American Institute of Certified Public Accountants.

There are no arrangements or understandings between Messrs. Schreiber or Klug and any other persons pursuant to which they were appointed Chief Executive Officer and Chief Financial Officer and Corporate Secretary, respectively. There are no transactions reportable pursuant to Item 404(a) of Regulation S-K in connection with Messrs. Schreiber’s or Klug’s appointments

At this time, Messrs. Schreiber and Klug will not receive any compensation for their service as the Company’s Chief Executive Officer and Chief Financial Officer and Corporate Secretary, respectively.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2015	Independence Energy Corp.
	By:	/s/ Daniel J. Schreiber
	Name:	Daniel J. Schreiber
	Title:	Chief Executive Officer and Director